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                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND 1995

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                          THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                               JUNE 30,                     JUNE 30,
                                                                      -------------------------     -------------------------
                                                                         1996            1995           1996           1995
                                                                      ----------      ---------     ----------      ---------
PRIMARY:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .        $   16,995      $  14,306     $   30,691      $  30,855

  Preferred stock dividends  . . . . . . . . . . . . . . . . .                --         (2,062)           ---         (4,125)
                                                                      ----------      ---------     ----------      ---------
  Net income applicable to common shares   . . . . . . . . . .        $   16,995      $  12,244     $   30,691      $  26,730
                                                                      ==========      =========     ==========      =========

  Applicable common shares:
    Weighted average outstanding shares during the period  . .            98,981         86,304         98,860         85,986
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method   . . .             1,098          1,560          1,168          1,607
                                                                      ----------      ---------     ----------     ----------
    Total  . . . . . . . . . . . . . . . . . . . . . . . . . .           100,079         87,864        100,028         87,593
                                                                      ==========      =========     ==========     ==========

  Net income per share of common stock   . . . . . . . . . . .        $     0.17      $    0.14     $     0.31     $     0.31
                                                                      ==========      =========     ==========     ==========

FULLY DILUTED:
  Net income   . . . . . . . . . . . . . . . . . . . . . . . .        $   16,995      $  14,306     $   30,691     $   30,855
  Reduction of interest expense resulting from assumed
     conversion of 7 5/8% convertible subordinated debentures .              --- (a)        --- (a)       --- (a)        ---  (a)
  Reduction of interest expense resulting from assumed
     conversion of 5 1/2% convertible subordinated debentures .            2,063            ---          4,126           ---
  Reduction of interest expense resulting from assumed
     conversion of zero coupon notes  . . . . . . . . . . . . .              --- (a)        --- (a)       --- (a)        ---  (a)
  Less applicable income taxes  . . . . . . . . . . . . . . . .             (825)           ---         (1,650)          ---
                                                                      ----------      ---------     ----------     ----------
  Adjusted net income . . . . . . . . . . . . . . . . . . . . .           18,233         14,306         33,167         30,855
  Preferred stock dividends . . . . . . . . . . . . . . . . . .              ---         (2,062)           ---         (4,125)
                                                                      ----------      ---------     ----------     ----------
  Adjusted net income applicable to common shares . . . . . . .       $   18,233      $  12,244     $   33,167     $   26,730
                                                                      ==========      =========     ==========     ==========

  Applicable common shares:
    Weighted average outstanding shares during the period . . .           98,981         86,304         98,860         85,986
    Assumed conversion of cumulative convertible
      exchangeable preferred stock  . . . . . . . . . . . . . .              --- (b)        --- (a)        --- (b)       --- (a)
    Weighted average shares issuable upon exercise of
      common stock equivalents outstanding (principally
      stock options) using the "treasury stock" method  . . . .            1,107          1,560          1,186          1,673
    Assumed conversion of 7 5/8% convertible subordinated
      debentures  . . . . . . . . . . . . . . . . . . . . . . .              --- (a)        --- (a)        --- (a)       --- (a)
    Assumed conversion of 5 1/2% convertible subordinated
      debentures  . . . . . . . . . . . . . . . . . . . . . . .           11,253            ---         11,253           ---

    Assumed conversion of zero coupon notes . . . . . . . . . .              --- (a)        --- (a)        --- (a)       --- (a)
                                                                      ----------      ---------     ----------      ---------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .          111,341         87,864        111,299         87,659
                                                                      ==========      =========     ==========      =========

   Net income per share of common stock . . . . . . . . . . . .       $     0.16      $    0.14     $     0.30      $    0.30
                                                                      ==========      =========     ==========      =========

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(a)  Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The cumulative convertible exchangeable preferred stock was exchanged into 5 1/2% convertible subordinated debentures during the fourth quarter of 1995.